UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2021

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

August 14, 2021, the Board of Directors (the “Board”) of Viracta Therapeutics, Inc. (the “Company”) increased the size of the Board to eleven (11) and appointed Flavia Borellini, Ph.D., and Jane F. Barlow, M.D., MPH, MBA to the Board to fill the vacancies resulting from such increase, in each case effective August 14, 2021. Dr. Barlow will serve as a Class II director and Dr. Borellini will serve as a Class III director.

Flavia Borellini, Ph.D., 61, has more than 25 years of executive management experience in the pharmaceutical and biotechnology industry, with a particular focus on global development of targeted oncology drugs, from preclinical to commercial stage. She is the former Chief Executive Officer for Acerta Pharma, where she oversaw the successful development and approval of Calquence® (acalabrutinib), a selective Bruton's tyrosine kinase (BTK) inhibitor, for the treatment of mantle cell lymphoma and chronic lymphocytic leukemia (CLL). During her career, Dr. Borellini has also held key senior level positions within AstraZeneca, most recently Global Franchise Head, Hematology, with responsibility for the hematology portfolio in the company's oncology business unit. While at AstraZeneca, she led the global development, approval, and commercialization of Tagrisso® (osimertinib), a first-in-class epidermal growth factor receptor (EGFR) tyrosine kinase inhibitor for the treatment of non-small cell lung cancer (NSCLC) caused by the T790M mutation. Prior to her tenure with AstraZeneca, Dr. Borellini spent nearly seven years at Genentech, a member of the Roche Group. During this time, she led the global development, approval and launch of Zelboraf® (vemurafenib), a first-in-class BRAF inhibitor for the treatment of melanoma caused by the V600E BRAF mutation. Dr. Borellini also served as the program leader for Herceptin® (trastuzumab), a targeted treatment for HER2 receptor positive cancers, including breast cancer, and Tarceva® (erlotinib), an EGFR tyrosine kinase inhibitor for the treatment of NSCLC and pancreatic cancer. Dr. Borellini also serves on the Board of Directors of Kartos Therapeutics, Cantargia AP, and Revolution Medicines.

Jane F. Barlow, M.D., MPH, MBA, 61, is currently the Chief Executive Officer of Jane Barlow & Associates, LLC and a Board Director for ContraFect Corporation. She is Executive Vice President and Chief Clinical Officer at Real Endpoints, a market access consultancy, Senior Advisor to MIT's Center for Biomedical Innovation and serves on the biotech advisory board of Pictet Asset Management. Prior to her current roles, she was Associate Chief Medical Officer at CVS Health and Chief Medical Officer of CVS Health Government Services where she successfully implemented industry-leading clinical strategies supporting drug purchasing, distribution, and utilization management. Formerly, she served as Vice President of Clinical Innovation at Medco Health Solutions, leading the adoption of cutting-edge therapeutic programs through all aspects of pharmacy. Dr. Barlow has extensive experience in steering pharmaceutical development and commercialization by strategically weighing the value and economic impact that drug candidates bring to the healthcare ecosystem at large. Dr. Barlow previously served on the boards of Momenta Pharmaceuticals, Inc. (prior to and during its sale to Johnson and Johnson), TherapeuticsMD Inc., and SilverScript Insurance Company. Dr. Barlow received her medical degree from Creighton University School of Medicine and subsequently completed her residency in occupational and environmental medicine at The Johns Hopkins University, where she also earned her MPH She is a distinguished graduate of the United States Air Force School of Aerospace Medicine and served as Chief of Flight Medicine at the Beale and Maxwell Air Force Bases. Additionally, she holds an MBA from the University of Alabama. She is board-certified in occupational medicine and a fellow of the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine. She is a diplomat of the American College of Physician Executives and a member of the American Medical Association.

Each of Dr. Borellini and Dr. Barlow will be compensated in accordance with the Company’s amended and restated outside director compensation policy, which has been filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2021. In addition, each of Dr. Borellini and Dr. Barlow entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-121646) filed with the SEC on December 23, 2004.

There is no arrangement or understanding between either Dr. Borellini or Dr. Barlow and any other persons pursuant to which either Dr. Borellini or Dr. Barlow was elected as a director. In addition, neither Dr. Borellini nor Dr. Barlow is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between either of Dr. Borellini or Dr. Barlow and any of the Company’s directors or executive officers. The Board has determined that Dr. Borellini and Dr. Barlow meet the applicable independence requirements of The Nasdaq Stock Market LLC.

Item 7.01 Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the appointments of Dr. Borellini and Dr. Barlow to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	August 16, 2021	By:	/s/ Daniel Chevallard
Daniel Chevallard Chief Operating Officer and Chief Financial Officer